Part III

Explanatory note: Spirits Capital Corporation has prepared this Form 1-A/A solely for the purpose of removing Exhibit 1.1 and filing Exhibits 4.1, 13.1, 13.2, 99.1 – 99.4.

Index to Exhibits/Description of Exhibits

Item 16. Index to Exhibits

Exhibit No.	Description of Document
2.1	Amended Certificate of Incorporation (1)
2.2	Amended and Restated Bylaws*
3.1	Form of Promissory Note dated December 16, 2020 (1)
3.2	Form of Promissory Note dated April 8, 2021 (1)
3.3	Promissory Note issued May 13, 2021 (1)
3.4	Form of Promissory Note June 18, 2021 (1)
3.5	Promissory Note dated September 1, 2022 (1)
3.6	Convertible Note dated February 1, 2023 (1)
3.7	Convertible Note dated January 23, 2023 (1)
3.8	Form of Warrant Agreement (1)
4.1	Form of Subscription Agreement for Regulation A, Tier 2 Offering, filed herewith
6.1	Amended and Restated Employment Agreement (Todd Sanders) (1)
6.2	Employment Agreement (Michael D. Weydemuller) (1)
6.3	Employment Agreement (Reza Hashemi) (1)
6.4	Form of Securities Purchase Agreement (1)
6.5	Debt Conversion Agreement dated February 28, 2022 (1)
6.6	Form of Cask Investment Deed Purchase Agreement (1)
11.1	Consent of Urish Popeck & Co., LLC(1)
11.2	Consent of Barton LLP (included in exhibit 12.1)*
12.1	Legal Opinion of Barton LLP*
13.1	Testing the Waters Materials, filed herewith
13.2	Testing the Waters Materials, filed herewith
99.1	Correspondence by or on behalf of the issuer previously submitted May 3, 2023 pursuant to Rule 252 (d), filed herewith
99.2	Correspondence by or on behalf of the issuer previously submitted April 12, 2023 pursuant to Rule 252 (d), filed herewith
99.3	Correspondence by or on behalf of the issuer previously submitted January 10, 2023 pursuant to Rule 252 (d), filed herewith
99.4	Correspondence by or on behalf of the issuer previously submitted November 4, 2022 pursuant to Rule 252 (d), filed herewith

*Exhibits Shall be filed by Amendment.

(1) Previously included as an exhibit to the Company’s Form 1-A submitted to the Commission on August 10, 2023.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Form 1-A/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 21st day of August, 2023.

SPIRITS CAPITAL CORPORATION

By:	/s/ Todd Sanders
Todd Sanders
Chief Executive Officer, Chief Financial Officer and Chairman

Pursuant to the requirements of Regulation A, this Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Todd Sanders	Chief Executive Officer (Principal	21st day of August, 2023
Todd Sanders	Executive Officer); Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Todd Sanders	Sole Director, Chairman	21st day of August, 2023
Todd Sanders

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